UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2007

STRATOS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-30869 (Commission File Number)	36-4360035 (IRS Employer Identification No.)

7444 West Wilson Avenue, Chicago, IL (Address of principal executive offices)	60706 (Zip Code)
Registrant’s telephone number, including area code: (708) 867-9600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Exhibits
SIGNATURES
Exhibit Index
Press Release
Contract

Item 1.01 Entry into a Material Definitive Agreement.
     On March 29, 2007, the registrant entered into an agreement to sell its real property in Chicago. The purchase price for the real estate under the agreement would be $7 million. The closing is subject to an inspection and feasibility period of 60 days. The foregoing summary of the agreement is qualified by reference to the agreement, which is attached hereto as Exhibit 99.1 and incorporated by this reference.
Item 9.01. Exhibits.
     (d) Exhibits.
     The following exhibit is furnished with this document:

Exhibit
Number	Description of Exhibit

99.1	Real Estate Purchase Agreement dated March 29, 2007 among Stratos Lightwave, LLC and CFRI Wilson, L.L.C.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATOS INTERNATIONAL, INC.
By:	/s/ Barry Hollingsworth
	Name:	Barry Hollingsworth
	Title:	Chief Financial Officer

Date: April 2, 2007

Exhibit Index

Exhibit
Number	Description of Exhibit

99.1	Real Estate Purchase Agreement dated March 29, 2007 among Stratos Lightwave, LLC and CFRI Wilson, L.L.C.

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